As filed with the Securities and Exchange Commission on December 19, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASIA CARBON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	26-2895795
(State or other jurisdiction of	(I.R.S. Employer identification No.)
incorporation or organization)

110 Wall Street, 11th Floor, New York, New York 10005
(Address of principal executive offices) (Zip Code)

Asia Carbon Industries, Inc.
2011 Incentive Stock Plan
(full title of the plan)

Xiaolong Zhou
110 Wall Street, 11th Floor
New York, New York 10005
(Name and address of agent for service)

(646) 623-6999
(Telephone number, including area code, of agent for service)

With a copy to:

Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Phone (212) 930-9700
Fax (212) 930-9725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer                                                                                     ☐  Accelerated filer
☐ Non-accelerated filer                                                                                       ☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Security(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	5,000,000	(2)	$0.64	$3,200,000	$366.72
Total	5,000,000		0.64	$3,200,000	$366.72

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares of common stock issuable pursuant to the 2011 Incentive Stock Plan.
(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low prices as reported on the Over-The-Counter Bulletin Board on December 16, 2011 of $0.64 per share.

EXPLANATORY NOTE

This Registration Statement is being filed to register up to 5,000,000 shares of common stock of Asia Carbon Industries, Inc., par value $0.001 per share, with respect to its 2011 Incentive Stock Plan.

The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued upon the grants of common stock to executive officers, directors, key employees and consultants of Asia Carbon Industries, Inc.

PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the 2011 Incentive Stock Plan of Asia Carbon Industries, Inc., a Maryland corporation (the “Company”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Xiaolong Zhou
110 Wall Street, 11th Floor
New York, New York, 10005

REOFFER PROSPECTUS

ASIA CARBON INDUSTRIES, INC.
 295,000 Shares of
Common Stock

This reoffer prospectus relates to the sale of up to 295,000 shares of our common stock, $.001 par value per share, that may be offered and resold from time to time by existing selling stockholders identified in this prospectus for his own account issuable pursuant to our 2011Incentive Stock Plan. It is anticipated that the selling stockholders will offer common stock for sale at prevailing prices on the Over-The-Counter Bulletin Board (the “OTCBB”) on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The shares of common stock will be issued pursuant to awards granted under our 2011 Incentive Stock Plan. This reoffer prospectus has been prepared for the purposes of registering the common stock under the Securities Act of 1933, as amended, to allow for future sales by the selling stockholders on a continuous or delayed basis to the public without restriction.

Our common stock is quoted on OTCBB under the symbol “ACRB”. The closing sale price for our common stock on December 16, 2011 was $0.64 per share.

Investing in our common stock involves risks. See "Risk Factors" on page 5 of this reoffer prospectus. These are speculative securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 19, 2011.

ASIA CARBON INDUSTRIES, INC.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision. Contents from our website, www.asiacarbonindustries.com, are not part of this prospectus.

ASIA CARBON INDUSTRIES, INC.

Asia Carbon Industries, Inc. (hereinafter referred to as “we,” “us,” “our,” “Asia Carbon” or the "Company") was incorporated in the State of Maryland on June 23, 2008. Through the steps described below, we became the indirect holding company for Taiyuan Hongxing Carbon Black, Ltd. ("Hongxing"), a manufacturer of carbon black products in the People's Republic of China ("PRC" or “China”), on December 29, 2009.

On November 10, 2008, we formed Jinzheng Liteweisi Carbon (Taiyuan) Ltd. (“Liteweisi”) as our wholly-owned subsidiary and a "wholly foreign-owned enterprise" in the PRC.

The laws of the PRC place certain restrictions on round trip investments, which are defined under PRC law as an acquisition of a PRC entity by an offshore special purpose vehicle owned by one or more PRC residents. To comply with these restrictions, on December 29, 2009, we, through Liteweisi, entered into a Entrusted Management Agreement, Exclusive Option Agreement, Exclusive Purchase Agreement, Pledge of Equity Agreement and Shareholders’ Voting Proxy Agreement (collectively, the “Entrusted Agreements”) with Hongxing and shareholders of Hongxing, Guoyun Yan and Chunde Meng (the “Hongxing Shareholders”).  Asia Carbon issued 36,239,394 restricted shares of its common stock to Karen Prudente, nominee and trustee for the Hongxing Shareholders, for Hongxing and the Hongxing Shareholders entering into the Entrusted Agreements. Karen Prudente’s role with respect to the restricted shares held by the Hongxing Shareholders is to manage the trust of the Hongxing Shareholders. These restricted shares issued to Karen Prudente were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act of 1933, as amended, on the basis that they were issued under circumstances not involving a public offering. As a result of the aforementioned transaction, the Hongxing Shareholders obtained control of the Company.

Generally, we provide Hongxing with technology consulting and management services pursuant to the Entrusted Agreements, the material terms are as follows:

•
Entrusted Management Agreement – pursuant to this agreement entered into by and among the Hongxing Shareholders, Hongxing, and Liteweisi, the Hongxing Shareholders and Hongxing entrust the management of Hongxing to Liteweisi until (a) the winding up of Hongxing, (b) the termination date of the agreement as determined by the parties, or (c) the date on which Liteweisi acquires Hongxing. During the term, Liteweisi is fully and exclusively responsible for the management of Hongxing. In consideration of such services, the Hongxing Shareholders and Hongxing will pay a fee to Liteweisi as set forth in the agreement.

•
Exclusive Option Agreement – pursuant to this agreement entered into by and among Liteweisi, the Hongxing Shareholders, and Hongxing, the Hongxing Shareholders grant Liteweisi an irrevocable exclusive purchase option to purchase all or part of the shares of Hongxing, currently owned by any of the Hongxing Shareholders. Further, Hongxing grants Liteweisi an irrevocable exclusive purchase option to purchase all or part of the assets and business of Hongxing. Liteweisi and the Hongxing Shareholders will enter into relevant agreements regarding the price of acquisition based on the circumstances of the exercise of the option, and the consideration shall be refunded to Liteweisi or Hongxing at no consideration in an appropriate manner decided by Liteweisi. Upon the exercise of the option, Liteweisi will be subject to non-competition restrictions as set forth in the agreement.

•
Exclusive Purchase Agreement – pursuant to this agreement entered into by and among Liteweisi and Hongxing, Hongxing grants to Liteweisi the sole and exclusive right of purchasing all the products produced and manufactured by Hongxing at a price which is equal to the total cost of the products subject to adjustments by the parties’ mutual written agreement.

•
Pledge of Equity Agreement –pursuant to this agreement entered into by and among the Hongxing Shareholders (as Pledgors), and Liteweisi (as Pledgee), the equity interest of the Hongxing Shareholders is pledged to guarantee all of the rights and interest Liteweisi is entitled to under the Entrusted Management Agreement, the Exclusive Option Agreement, and the Shareholders’ Voting Proxy Agreement. The Hongxing Shareholders pledge, by way of a first priority pledge, all of its rights, title and interest in (i) 100% of the equity interest in Hongxing, (ii) 100% of the registered capital of Hongxing, (iii) all investment certificates and other documents in respect of the registered capital of Hongxing, (iv) all money, dividends, interest and benefits at any time arising in respect of all the equity interest and registered capital of Hongxing, and (v) all voting rights and all other rights and benefits attaching to or accruing to the equity interst of the registered capital of Hongxing to Liteweisi.

•
Shareholders’ Voting Proxy Agreement – pursuant to this agreement entered into by and among the Hongxing Shareholders and Liteweisi, the Hongxing Shareholders irrevocably appoint the persons designated by Liteweisi with the exclusive right to exercise, on their behalf, all of their voting rights of Hongxing. The persons designated by Liteweisi shall be the full board of directors of Liteweisi.

When we sell our equity or borrow funds we expect the proceeds will be forwarded to Hongxing and accounted for as a loan to Hongxing and eliminated during consolidation. We may also use the proceeds to repurchase our capital stock or for our corporate overhead expenses. If we borrow funds we expect to be the primary obligor on any debt. For example, in April 2010 we raised $1,368,464, and in May 2010, we raised $1,667,984 in two private placements from certain non-affiliated accredited investors in a private placement of our common stock. Net proceeds after our expenses were provided to Hongxing through Liteweisi.

The Entrusted Agreements empowered Asia Carbon, through Liteweisi, the ability to substantially influence Hongxing’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholders’ approval. As a result of these Entrusted Agreements, which obligates Asia Carbon to absorb a majority of the risk of loss from Hongxing’s activities and enable Asia Carbon to receive a majority of its expected residual returns, Asia Carbon, through its wholly-owned subsidiaries, accounts for Hongxing as its Variable Interest Entity (“VIE”) under ASC 810-10. Accordingly, Asia Carbon consolidates Hongxing’s operating results, assets and liabilities.

By causing our subsidiary Liteweisi to enter into the Entrusted Agreements, we obtained substantially the same result as a direct share exchange, which is to permit us to consolidate the financial results of Hongxing as our VIE.

The following diagram sets forth the current corporate structure of the Company:

Neither Asia Carbon nor Liteweisi has any operations or plans to have any operations in the future other than acting as a holding and management company for Hongxing and raising capital for its operations. However, we reserve the right to change our operating plans regarding Asia Carbon and Liteweisi.

History of Hongxing

Hongxing, the primary entity through which we operate our business, was formed on December 4, 2003 as a limited liability company under the laws of the PRC, under the approval of Shanxi Development and Reform Commission. In December 2009, Hongxing and Liteweisi, a wholly-owned subsidiary of Asia Carbon, entered into a number of contractual agreements by which Liteweisi was entrusted to manage and operate Hongxing. These contractual agreements, described in further detail above, also provide for the consolidation of the financial statements of Asia Carbon, Liteweisi, and Hongxing.

Business of Hongxing

We are a holding company that, through our wholly-owned subsidiary Liteweisi and our VIE Hongxing, manufactures in the PRC a series of high quality carbon black products under the brand name “Great Double Star.”

According to Company research, we are one of the top ten carbon black producers in Shanxi Province in the PRC and have relationships with a high-profile customer base.  Revenue and net income have grown consistently since inception, and in the fiscal year ended December 31, 2010, we reported revenues of $29.7 million, a 44% increase over the year 2009, and $3.27 million in net income, a 10% increase compared to 2009.

Carbon black is a deep black powder with a number of applications. Derived from the controlled combustion of coal tar or residual oil feedstock, carbon black’s desirable chemical properties make it a critical raw material for many industries.  It is widely used within the rubber industry as reinforcing filler; the paint and coating industry use carbon black as coloring agent and it is used in batteries as a conductive agent.  Carbon black is used predominately by the automotive tire industry, where it can improve rubber’s strength, wear resistance, and life span, and thus lower the overall cost of tire products.

Hongxing manufactures carbon black through a combination of dry method and wet method production. In 2010, the Company directed resources to converting one of its existing lines into a wet method production line to produce better quality, lower cost, and more environmentally friendly carbon black. The new wet line commenced full operation in the fourth quarter of 2010.

Our principal offices are located at 110 Wall Street, 11th Floor, New York, New York 10005. Our telephone number is (646) 623-6999. Our website is www.asiacarbonindustries.com. The information contained on our website is not part of this prospectus and should not be relied upon in connection with investing in our common stock.

The Offering

By this prospectus, the selling stockholders are offering up to 295,000 shares of our common stock, which are issuable pursuant to our 2011 Incentive Stock Plan.  The selling stockholders are not required to sell their shares, and any sales of common stock by the selling stockholders are entirely at the discretion of the selling stockholders. We will receive no proceeds from the sale of the shares of common stock in this offering.

Common stock outstanding before the offering	51,079,997 shares (1)

Common stock issued which may be offered pursuant to this prospectus	295,000 shares

Common stock to be outstanding after the offering	51,079,997 shares (1)

Use of Proceeds	The selling stockholders will receive all of the proceeds from the sale of the shares of common stock. We will not receive any proceeds from the sale of shares by the selling stockholders.

OTCBB Symbol	ACRB

Risk Factors	The purchase of common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 5.

(1)	Based upon the number of shares outstanding as of December 16, 2011.

RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the trading price of our common stock could decline and you might lose all or a part of your investment.

Risks Related to Our Business and Industry

Negative or uncertain worldwide economic conditions may adversely impact our business.

Our operations and performance are materially affected by worldwide economic conditions, which deteriorated significantly during fiscal 2009. Although 2010 performance shows a return to positive growth trends, the possible market turmoil and tightened credit availability in the future will generally reduce consumer confidence, increase difficulty in collecting accounts receivable, increase pricing pressure on products and services, and lead to widespread reduction of global business activity. If such events occur, weakness in worldwide economic conditions could have a material adverse effect on our financial condition and cash flows.

Changes in supply-demand balance in the regions and the industries in which we operate may adversely affect our financial results.

Our key customers are located within the PRC. Although we are responding to meet these market demand conditions, we cannot be certain that we will be successful in expanding capacity (which depends in part on economic and political conditions in these regions and, in some cases, on our ability to acquire or form strategic business alliances) or in reducing capacity in regions commensurating with industry demand. Similarly, demand for our customers’ products and our competitors’ reactions to market conditions could affect our financial results.

In addition, our products are sensitive to changes in industry capacity utilization. As a result, pricing tends to decrease when capacity utilization in these businesses decreases, which could affect our financial performance.

Our cost saving initiatives may not achieve the results we anticipate.

We have undertaken and will continue to undertake cost reduction initiatives to optimize our asset base, improve operating efficiencies and generate cost savings. The success of these activities is not predictable and we cannot be certain that we will be able to complete these initiatives as planned or that the estimated operating efficiencies or cost savings from such activities will be fully realized or maintained over time.

Volatility in the price of raw materials or their reduced availability could decrease our margins.

Our manufacturing processes consume significant amounts of energy and raw material-coal tar, which is one of the by-products of coke production, the costs of which are subject to worldwide supply and demand of coal and coke as well as other factors beyond our control. Dramatic increases in such costs or decreases in the availability of raw materials at acceptable costs could have an adverse effect on our results of operations. Any increase in the price of coal tar will affect the price at which we can sell our product. If we are not able to raise our prices to pass on increased costs, we would be unable to maintain our margins.

Similarly, movements in the market price for crude oil typically affect carbon black feedstock costs. Significant movements in the market price for crude oil tend to create volatility in our carbon black feedstock costs, which can affect our working capital and results of operations. Although some of our annual carbon black supply contracts provide a price adjustment to account for changes in feedstock costs, there is a lag between the time when we incur feedstock costs and the time when prices are adjusted under some of these contracts. Accordingly, we may not be able to pass increased costs along to our customers when they occur, which can have a significant negative impact on results of operations and cash flows in a given quarter. We have reduced the time lag in many of our long-term contracts as they have come up for renewal, but we may not be successful in reducing the time lag in some or all of the remainder of these contracts as they come up for renewal in the future. In addition, it is possible that a supply contract with a price adjustment mechanism could expire by its terms before we are able to recapture fully our raw material cost increases. We attempt to offset the effects of increases in raw material costs through selling price increases in our non-contract sales, productivity improvements and cost reduction efforts. Success in offsetting increased raw material costs with price increases is largely influenced by competitive and economic conditions and could vary significantly depending on the segment served. Such increases may not be accepted by our customers, may not be sufficient to compensate for increased raw material and energy costs or may decrease demand for our products and our volume of sales. If we are not able to fully offset the effects of increased raw material or energy costs, it could have a significant impact on our financial results.

We depend on a group of key customers for a significant portion of our sales. A significant adverse change in a customer relationship or in a customer’s performance or financial position could harm our business and financial condition.

Our success in strengthening relationships and growing business with our largest customers and retaining their business over extended time periods could affect our future results. We have 13 customers in China, virtually all in the tire industry that together represent a significant portion of our total net sales and operating revenues. In fiscal 2010, sales to our three largest customers accounted for approximately 66% of our consolidated revenues. If one or more of our major customers were to become unable or unwilling to continue purchasing its products in the scale of their recent purchases, our revenue and competitive position could be harmed. Moreover, the loss of any of our important customers, or a reduction in volumes sold to them because of a work stoppage or other disruption, could adversely affect our results of operations until such business is replaced or the disruption ends. Any deterioration of the financial condition of any of our customers or the industries they serve that impairs our customers’ ability to make payments to us also could increase our uncollectible receivables and could affect our future results and financial condition.

Our operations involve the handling of hazardous and, in some instances, radioactive materials, and we are subject to extensive safety, health and environmental requirements, which could increase our costs and/or reduce our revenues.

Our ongoing operations are subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances relating to safety, health and environmental matters (“SH&E Requirements”), many of which provide for substantial monetary fines and criminal sanctions for violations. These SH&E Requirements include requirements to obtain and comply with various environmental-related permits including achievement of construction commencement approvals and completion examination approvals for each of our production lines, and pollution emission permit for the disposal of waste gases, waste water, waste dust and other waste materials. We have not obtained all necessary construction commencement approvals and completion examination approvals for our production lines, but we are now in the process of obtaining such requisite environmental approvals. Failure to obtain such environmental-related approvals may subject us to fines or disrupt our operations and construction, which may materially and adversely affect our business, results of operations and financial condition. Moreover, future SH&E Requirements may be enacted to create more severe liabilities under the SH&E Requirements with respect to our other facilities, operations, or products.

Although we have not suffered from material environmental, health or safety fines or other sanctions from the relevant governmental authorities in the past, the failure to comply with any present or future regulations could result in the assessment of damages or imposition of fines against us, suspension of production, and cessation of our operations or even criminal sanctions. The suspension of production and cessation of our operations could affect our earnings in a materially adverse manner. The enacting of new regulations could also require us to acquire costly equipment which may incur other significant expenses.

In addition, the operation of a coal chemical manufacturing business as well as the sale and distribution of coal chemical products involves safety, health and environmental risks. For example, the production and/or processing of carbon black, fumed metal oxides, tantalum, niobium, aerogel and other chemicals involve the handling, transportation, manufacture or use of certain substances or components that may be considered toxic or hazardous within the meaning of applicable SH&E Requirements. The processing of tantalum ore also involves radioactive substances. The transportation of chemical products and other activities associated with the manufacturing process have the potential to cause environmental or other damage as well as injury or death to employees or third parties. We could incur significant expenditures in connection with such operational risks.

Plant capacity expansions may be delayed and not achieve the expected benefits.

Our ability to complete capacity expansions as planned may be delayed or interrupted by the need to obtain environmental and other regulatory approvals, availability of labor and materials, unforeseen hazards such as weather conditions, and other risks customarily associated with construction projects. Moreover, capacity expansion in our Rubber Blacks, Performance Products and Fumed Metal Oxides Businesses could have a negative impact on the financial performance of these businesses until capacity utilization is sufficient to absorb the incremental costs associated with the expansion.

We may be required to write off certain assets if our assumptions about future sales and profitability prove incorrect.

In our analysis of the recoverability of certain assets, namely inventory, property, plant and equipment, investments, and intangible assets, we have made assumptions about future sales (pricing, volume and region of sale), costs, cash generation and the ultimate profitability of the business and/or tax jurisdiction. These assumptions were based on management’s best estimates and if the actual results differ significantly from these assumptions due to market conditions, we may not be able to realize the value of the assets recorded as of December 31, 2010, which could lead to a write-off of certain of these assets in the future.

Regulations requiring a reduction of greenhouse gas emissions will impact the carbon black industry, including us.

Carbon dioxide is emitted in the carbon black manufacturing process. Currently, there are no PRC laws or regulations regarding Carbon dioxide emission. According to the Aire Prevention and Treatment Law of PRC and other emission standards of air pollutants, emission of sulfur dioxide is strictly controlled. The PRC joins international treaties to control Carbon dioxide emission.

Currently, there are no requirements under PRC law to purchase emission credits for carbon dioxide emission. Instead, the Company is required to apply for pollution emission permits, which do not contain requirements for Carbon dioxide. There may be future requirements under PRC law to purchase emission credits, and there are also ongoing discussions in other regions and countries, including the United States (“US”), Canada, China and Brazil regarding greenhouse gas emission reporting and reduction programs, but those programs have not yet been defined and their potential impact on our manufacturing operations or financial results cannot be estimated at this time.

We may be subject to information technology system failures, network disruptions and breaches in data security.

Information technology system failures, network disruptions and breaches of data security could disrupt our operations by impeding our processing of transactions, our ability to protect customer or Company information and our financial reporting. Our computer systems, including our back-up systems, could be damaged or interrupted by power outages, computer and telecommunications failures, computer viruses, internal or external security breaches, catastrophic events such as fires, earthquakes, tornadoes and hurricanes, and/or errors by our employees. Although we have taken steps to address these concerns by implementing sophisticated network security and internal control measures, there can be no assurance that a system failure or data security breach will not have a material adverse effect on our financial condition and results of operations.

The trend towards environmental protection, energy efficiency and low carbon emissions could result in a large expenditure on our part.

The trend towards a “greener” environment and greater environmental protection may compel us to expend more money in equipment and processes to reduce pollution and emissions into the environment, especially if this is regulated by the PRC authorities.

Hongxing’s operating history may not serve as an adequate basis to judge Hongxing’s future prospects and results of operations.

Since Hongxing commenced its business in 2003, the Company's history may not provide a sufficient  basis on which to evaluate its future business. As such, Hongxing’s operating history may not provide a meaningful basis on which to evaluate its future business. We cannot assure that Hongxing will maintain its profitability or that we will not incur net losses in the future. We expect that Hongxing’s operating expenses will increase as it expands. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

•	Raise adequate capital for expansion and operations;

•	Implement Hongxing’s business model and strategy and adapt and modify them as needed;

•	Increase awareness of Hongxing’s brands, protect its reputation and develop customer loyalty;

•	Manage Hongxing’s expanding operations and service offerings, including the integration of any future acquisitions;

•	Maintain adequate control of Shanxi Hongxing’s expenses;

•
Anticipate and adapt to changing conditions in the carbon black market in which Hongxing operates or the automotive tire industry and other markets in which Hongxing sells its products, as well as the impact of any changes in government regulations, mergers and acquisitions involving Hongxing’s competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, Hongxing’s business may be materially and adversely affected.

Because we may require additional financing to expand our operations, our failure to obtain necessary financing may slow our expansions.

At December 31, 2010, we had cash of $5,717,000. Our capital requirements in connection with the development of our business are significant. During the year ended December 31, 2010, we spent $23,786,000 for the purchase of raw materials and $2,433,000 to purchase equipment.

To the extent we require financing, the absence of an active public market for our common stock may make it difficult for us to raise additional equity capital if required for our present business or for any planned expansion. We cannot assure you that we will be able to get additional financing on any terms, and, if we are able to raise funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price, if there is one, and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investor in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price.

The terms of any future financing may adversely affect your interest as stockholders.

If we require additional financing in the future, we may be required to incur indebtedness or issue equity securities, the terms of which may adversely affect your interests in us. For example, the issuance of additional indebtedness may be senior in right of payment to your shares upon our liquidation. In addition, indebtedness may be under terms that make the operation of Hongxing's business more difficult because the lender's consent could be required before we take certain actions. Similarly the terms of any equity securities we issue may be senior in right of payment of dividends to your common stock and may contain superior rights and other rights as compared to your common stock. Further, any such issuance of equity securities may dilute your interest in us.

Our failure to compete effectively may adversely affect our ability to generate revenue.

We compete with other companies, many of whom are developing or can be expected to develop products similar to us. Many of our competitors are more established, and have significantly greater financial, technical, marketing and other resources than it presently possess. Some of our competitors have international name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

Our business and operations are experiencing rapid growth. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced, and continue to experience, rapid growth in our operations, which have placed, and will continue to place, significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our operating results. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

We may engage in future acquisitions that could dilute the ownership interests of our stockholders, cause us to incur debt and assume contingent liabilities.

We, through our subsidiary Liteweisi or our VIE entity, Hongxing, may review acquisition and strategic investment prospects that we believe would complement the current product offerings of Hongxing, augment its market coverage or enhance its technical capabilities, or otherwise offer growth opportunities. From time to time we may review investments in new businesses and we, through our subsidiary Liteweisi or Hongxing, may  make investments in, and to acquire, businesses, products, or technologies in the future. We expect that when we raise funds from investors for any of these purposes we will be either the issuer or the primary obligor while the proceeds will be forwarded to Hongxing and accounted for as a loan to Hongxing and eliminated during consolidation. In the event of any future acquisitions, we could:

•	issue equity securities which would dilute current stockholders’ percentage ownership;

•	incur substantial debt;

•	assume contingent liabilities; or

•	expend significant cash.

These actions could have a material adverse effect on our operating results or the price of our common stock. Moreover, even if, through our subsidiary Liteweisi or Hongxing, we do obtain benefits in the form of increased sales and earnings, there may be a lag between the time when the expenses associated with an acquisition are incurred and the time when we recognize such benefits. Acquisitions and investment activities also entail numerous risks, including:

•	difficulties in the assimilation of acquired operations, technologies and/or products;

•	unanticipated costs associated with the acquisition or investment transaction;

•	the diversion of management’s attention from other business concerns;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering markets in which Hongxing has no or limited prior experience;

•	the potential loss of key employees of acquired organizations; and

•	substantial charges for the amortization of certain purchased intangible assets, deferred stock compensation or similar items.

We cannot ensure that we through our subsidiary Liteweisi or VIE Hongxing will be able to successfully integrate any businesses, products, technologies, or personnel that we might acquire in the future and our failure to do so could have a material adverse effect on our and/or Hongxing's business, operating results and financial condition.

We are responsible for the indemnification of our officers and directors.

Our certificate of incorporation provides for broad indemnification and/or exculpation of our directors, officers, employees, agents and other entities which deal with it to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the state of Maryland. Our stockholders therefore will have only limited recourse against certain individuals.

Since we do not hold any indemnification insurance, these indemnification provisions could result in substantial expenditures, which we may be unable to recoup, which could adversely affect our business and financial conditions. Yao Guoyun, Chairman and Chief Executive Officer, Meng Chunde, Director and Chief Operating Officer, Xiaolong Zhou, Chief Financial Officer, Shi Lei, Deputy, Director and Vice President – Finance, Wang Jianjun, Director and Assistant Vice President – Finance, and Michael Segal, Director, are key personnel with rights to indemnification under our certificate of incorporation.

Potential unenforceability of civil liabilities and judgments.

Although we are incorporated under the laws of the state of Maryland, some of our officers and directors are residents of the PRC. Also, a substantial portion of our assets and the assets of these persons are located in the PRC. As a result, it may be difficult for our stockholders to effect service of process within the US upon those officers or directors who are not residents of the US or to realize in the US upon a judgment of courts of the US predicated upon the civil liability provisions of the US federal securities laws.

Because we have inadequate insurance coverage in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

We currently do not carry any product liability or other similar insurance. We cannot assure you that we would not face liability in the event of the failure of any of our products.

We do not have other insurance such as business liability or disruption insurance coverage for our operations in the PRC.

We do not maintain a reserve fund for warranty or defective products claims. Our costs could substantially increase if we experience a significant number of warranty claims. We have not established any reserve funds for potential warranty claims since historically we have experienced few warranty claims for our products so that the costs associated with our warranty claims are immaterial. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, it would have a material adverse effect on our financial condition and results of operations.

Our Chief Executive Officer and Chief Operating Officer control us through their position and stock ownership and their interests may differ from other stockholders.

On December 29, 2009, we issued 36,239,394 restricted shares of our common stock, par value $0.001 to Karen Prudente, nominee and trustee for Guoyun Yao, our CEO and Chairman, and Chunde Meng, our Chief Operating Officer, in consideration for Ms. Yao and Mr. Meng entering into the Entrusted Agreements. As such, Ms. Prudente has the right to vote on each of Ms. Yao and Mr. Meng’s behalf all of their voting rights with respect to their shares of the Company. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act of 1933, as amended, on the basis that they were issued under circumstances not involving a public offering.

Upon exercise of call option agreements entered into on December 29, 2009, by and between Karen Prudente and each of Guoyun Yao, and Chunde Meng, Ms.Yao and Mr.  Meng will beneficially own 71.87% of our common stock through their holdings of Karen Prudente’s shares.

Pursuant to the call option agreements, Guoyun Yao and Chunde Meng are granted the right and option to purchase shares of our common stock  from Karen Prudente upon the exercise of such right and option once the occurrence of certain conditions have been met. Such conditions include: (i) the entry by Guoyun Yao or Chunde Meng and Liteweisi into a binding employment agreement for at least 5 years, (ii) Liteweisi achieving not less than $0.5 million in after-tax net income, as determined under the accounting principles generally accepted in the United States (“GAAP”), (iii) Liteweisi achieving not less than $1 million in after-tax profits, as determined under US GAAP, and (iv) Liteweisi achieving not less than $1.5 million in after-tax profits, as determined under US GAAP.

Upon the occurrence of an exercise of the call option, both Ms. Yao and Mr. Meng will be able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions such as business combinations. Their interests may differ from that of other stockholders.

Hongxing is dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and production expertise of key personnel at Hongxing. Guoyun Yao, our President, Chief Executive Officer, Secretary and Chairman of the Board, and Chunde Meng perform key functions in the operation of our and Hongxing's business. There can be no assurance that Hongxing will be able to retain these officers. The loss of these officers could have a material adverse effect upon our business, financial condition, and results of operations. Hongxing must attract, recruit and retain a sizeable workforce of technically competent employees. We do not carry key man life insurance for any of our key personnel or personnel at Hongxing nor do we foresee purchasing such insurance to protect against a loss of key personnel and the key personnel of Hongxing.

We and Hongxing are dependent upon the services of Ms. Yao for the continued growth and operation of our company because of her experience in the industry and her personal and business contacts in China. Although we have no reason to believe that Ms. Yao will discontinue her services with us or Hongxing, the interruption or loss of her services would adversely affect our ability to effectively run Hongxing's business and pursue its business strategy as well as our results of operations.

Risks related to our Corporate Structure

Our organizational structure may make it difficult for us to evaluate our future business prospects.

We control Hongxing through the Entrusted Agreements in conducting our business in the PRC, which may not be as effective as direct ownership.

We conduct substantially all of our operations, and generate substantially all of our revenues, through contractual arrangements pursuant to the Entrusted Agreements with Hongxing that provide us, through our ownership of Liteweisi, with effective control over Hongxing. We have no direct ownership interest in Hongxing. Members of management of Hongxing are affiliates of us and of Liteweisi and the stockholders of Hongxing are also our stockholders. Thus the Entrusted Agreements were not entered into as a result of arms’ length negotiations because the parties to the agreement are under common control. While the Company has been advised by its PRC counsel that the Entrusted Agreements are legal and enforceable under PRC law, these affiliates control the parties to the Entrusted Agreements and it could be possible for them to cause Hongxing to breach the Entrusted Agreements.  In the event of such a breach, our unaffiliated investors would be at risk of having little or no recourse because of the inherent difficulties in enforcing their rights since all our assets are located in the PRC and we would therefore have to rely on legal remedies under PRC law; these remedies may not always be available or effective, particularly in light of uncertainties in the PRC legal system. In the event that management of Hongxing decides to breach the Entrusted Agreements, the risk of loss of the affiliated shareholders of Hongxing could be lower than unaffiliated investors and the interests of the management and shareholders of Hongxing would be in conflict with the interest of our other stockholders.

PRC laws and regulations governing the validity of our contractual arrangements are uncertain. If we are found to be in violation of such PRC laws and regulations, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

Liteweisi is considered a foreign invested enterprise under PRC law. As a result, Liteweisi is subject to PRC law limitations on its businesses and foreign ownership of Chinese companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. Accordingly, there are substantial uncertainties regarding the interpretation and application of the enforcement and performance of Liteweisi’s contractual arrangements with Hongxing. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Risks Related to Doing Business in the PRC

The PRC laws and regulations governing Hongxing’s current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may harm its business.

The PRC laws and regulations governing Hongxing’s current business operations are sometimes vague and uncertain. The PRC’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the US. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing its business, or the enforcement and performance of its arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We are considered a foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on its businesses. If the relevant authorities find that we are in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	Levying fines;

•	Revoking Hongxing’s business and other licenses;

•	Requiring that we restructure its ownership or operations; and

•	Requiring that we discontinue any portion or all of our business.

Among the material laws Hongxing is subject to are the: Price Law of the PRC, Measurement Law of the PRC, Tax Law, Environmental Protection Law, Contract Law, Accounting Laws and Labor Law.

A slowdown, inflation or other adverse developments in the PRC economy may harm our customers and the demand for our services and products.

All of our operations are conducted in the PRC and all of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure this growth will continue. A slowdown in overall economic growth, an economic downturn, a recession or other adverse economic developments in the PRC could significantly reduce the demand for our products and harm our business.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth could lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may harm our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credit, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People's Bank of China, the PRC's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase its costs and also reduce demand for our products.

Governmental control of currency conversion may affect the value of your investment and may limit our ability to receive and use our income effectively.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit our income earned and proceeds received in connection with our operations or from the sale of our operating subsidiary to the US or to our stockholders.

The PRC government may impose more stringent restrictions on the convertibility of the Renminbi.  If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of the Renminbi may harm your investment.

The value of the Renminbi against the US dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. According to the currency website xe.com, as of December 6, 2011, $1 is equal to 6.335 Yuan. As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert US dollars we receive from an offering of our securities into Renminbi for Hongxing’s operations, appreciation of the Renminbi against the US dollar would diminish the value of the proceeds of the offering and this could harm Hongxing’s business, financial condition and results of operations because it would reduce the proceeds available to us for capital investment in proportion to the appreciation of the Renminbi. Thus if we raise $1,000,000 and the Renminbi appreciates against the US dollar by 15%, then the proceeds will be worth only RMB 5,384,750 as opposed to RMB 6,335,000 prior to the appreciation. Conversely, if we decide to convert our Renminbi into US dollars for the purpose of making payments for dividends on our common stock or for other business purposes and the US dollar appreciates against the Renminbi; the US dollar equivalent of the Renminbi we convert would be reduced in proportion to the amount the US dollar appreciates. In addition, the depreciation of significant RMB denominated assets could result in a charge to our income statement and a reduction in the dollar value of these assets. Thus if Hongxing has RMB 1,000,000 in assets and Renminbi is depreciated against the US dollar by 15%, then the assets will be valued at $137,264 as opposed to $157,853 prior to the depreciation.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the US dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 14.5% appreciation of the Renminbi against the US dollar as of December 31, 2010. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the US dollar.

PRC State Administration of Foreign Exchange ("SAFE") regulations regarding offshore financing activities by PRC residents which may increase the administrative burden we face. The failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

SAFE, issued a public notice ("SAFE #75") effective from November 1, 2005, which requires registration with SAFE by the PRC resident shareholders of any offshore special purpose company. Without registration, the PRC subsidiary entity cannot remit any of its profits out of the PRC as dividends or otherwise.

In October 2005, SAFE issued a public notice, the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, or the SAFE notice, which requires PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an "offshore special purpose company," for the purpose of overseas equity financing involving onshore assets or equity interests held by them. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. Moreover, if the offshore special purpose company was established and owned the onshore assets or equity interests before the implementation date of the SAFE notice, a retroactive SAFE registration is required to have been completed before March 31, 2006. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

Our current shareholders and/or beneficial owners may fall within the ambit of the SAFE notice and be required to register with the local SAFE branch as required under the SAFE notice. If so required, and if such shareholders and/or beneficial owners fail to timely register their SAFE registrations pursuant to the SAFE notice, or if future shareholders and/or beneficial owners of our company who are PRC residents fail to comply with the registration procedures set forth in the SAFE notice, this may subject such shareholders, beneficial owners and/or our PRC subsidiaries to fines and legal sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended, and may also limit our ability to contribute additional capitals, limit our PRC subsidiaries’ ability to distribute dividends to our company, or otherwise adversely affect our business.

The PRC's legal and judicial system may not adequately protect our business and operations and the rights of foreign investors.

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the PRC lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the PRC judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on the civil law regime, that is, it is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC's political, economic or social life, will not affect the PRC government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on Hongxing’s business and prospects.

The practical effect of the PRC legal system on Hongxing’s business operations in the PRC can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are qualitatively different from the general corporation laws of the US. Similarly, the PRC accounting laws mandate accounting practices, which are not consistent with US GAAP. PRC's accounting laws require that an annual "statutory audit" be performed in accordance with PRC accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the PRC Wholly Foreign-Owned Enterprise ("WFOE") Law requires a WFOE to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. While the enforcement of substantive rights may appear less clear than US procedures, the Foreign Invested Enterprises ("FIEs") and WFOE are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Any award rendered by an arbitration tribunal is enforceable in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its US counterpart, should not present any significant impediment to the operation of FIEs.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits US companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Ownership of our Common Stock

We are not likely to pay cash dividends in the foreseeable future.

We intend to retain any future earnings for use in the operation and expansion of Hongxing's business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into US dollars or other hard currency and other regulatory restrictions.

There is currently a limited liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been a limited trading market for our common stock.  We cannot predict how liquid the market for our common stock might become. We anticipate having our common stock continue to be quoted for trading on the OTCBB; however, we cannot be sure that such quotations will continue.  As soon as is practicable, we anticipate applying for listing of our common stock on either the NYSE Amex, The NASDAQ Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTCBB or suspended from the OTCBB, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are traded in the OTCBB, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock is very thinly traded and subject to price volatility unrelated to Hongxing’s operations.

Our common stock is very thinly traded and its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve Hongxing’s planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting Hongxing or its competitors. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

We are authorized to issue "blank check" preferred stock, which, if issued without stockholders approval, may adversely affect the rights of holders of our common stock.

We are authorized to issue 10,000,000 shares of preferred stock, of which 5,000,000 shares have been designated as Series A Preferred Stock. As of December 16, 2011 there are no shares of Series A Preferred Stock issued and outstanding. The Board of Directors is authorized under our Articles of Amendment to provide for the issuance of additional shares of preferred stock by resolution, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over the common stock with respect to dividend or liquidation rights. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control, which could have the effect of discouraging bids for our company and thereby prevent stockholders from receiving the maximum value for their shares. We have no present intention to issue any shares of its preferred stock in order to discourage or delay a change of control. However, there can be no assurance that preferred stock will not be issued at some time in the future.

Our shares are subject to the US “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our common stock is subject to US "Penny Stock" rules, adopted under section 15(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which may make the stock more difficult to trade on the open market. A "penny stock" is generally defined by regulations of the US Securities and Exchange Commission ("SEC") as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)	the equity security is listed on AMEX or a national securities exchange;
(ii)
the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or

(iii)	the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock is currently subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

The anticipated low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, our shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

The issuance of shares through our stock compensation plans may dilute the value of existing stockholders and may affect the market price of our stock.

We have adopted the 2011 Incentive Stock Plan to provide motivation and compensation to our officers, employees and key independent consultants. The award of any such incentives will result in an immediate and potentially substantial dilution to our existing stockholders and could result in a decline in the value of our stock price. The exercise of these options and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Recently, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which became effective on July 21, 2010, has amended Section 404 of the Sarbanes-Oxley Act of 2002 (the “Act”). The rules adopted by the SEC pursuant to the Act require an annual assessment of our internal control over financial reporting. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2010 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. Pursuant to the amended Act, as neither a “large accelerated filer” nor an “accelerated filer”, we are exempt from the requirements of Section 404(b) of the Act to obtain an auditor’s report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

A large number of shares will be eligible for future sale and may depress our stock price.

We may be required, under terms of future financing arrangements, to offer a large number of common stock to the public, or to register for sale by future private investors a large number of shares sold in private sales to them.

Sales of substantial amounts of common stock, or a perception that such sales could occur, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION
CONTAINED IN THIS PROSPECTUS

This prospectus contains, and any prospectus supplements contain, and the documents incorporated by reference therein include, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievement s to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	The length and severity of the global economic recession;
•	The ability to grow through acquisitions and the ability to finance and integrate acquisitions;

•	The availability, and cost, of publishing inventory and the willingness or publishers to permit third parties, such as us, to manage that inventory;
•	Customer and agency requirements and desires to utilize the Internet as an advertising medium;

•	FTC and other regulatory rules, new initiatives and guidelines, and regulatory acceptance of our present business strategies and practices;
•	Our technology needs and technological developments; and

•	Our estimates concerning capital requirements and need for additional financing.

In some cases, you can identify forward-looking statement by terms such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “should,” “could,” “target,” “potential,” “is likely,” “will,” “expect,” “plan” “project,” “permit,” “believe” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in our SEC filings, and may provide additional information in any applicable prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein, and any applicable prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should rely only on the information contained, or incorporated by reference, in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholder has not, authorized anyone to provide you with different information. The common stock offered under this prospectus is not being offered in any state where the offer is not permitted. You should not assume that the information provided by this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this prospectus or the prospectus supplement, as applicable, or that any information incorporated by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the date of the document so incorporated by reference. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell the common stock issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders.  We will receive no proceeds from the sale of shares of common stock in this offering.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering 295,000 shares of our common stock through this prospectus issuable upon exercise of options granted to the selling stockholders pursuant to the 2011 Incentive Stock Plan.

If, subsequent to the date of this reoffer prospectus, we grant any further awards to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of December 16, 2011, information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:
1.	the number of common stock owned by each selling stockholder prior to this offering;

2.	the total number of common stock that are to be offered by each selling stockholder;

3.	the total number of common stock that will be owned by each selling stockholder upon completion of the offering; and

4.	the percentage owned by each selling stockholder.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to "Shares Beneficially Owned Prior to the Offering" includes the shares issued pursuant to our 2011 Incentive Stock Plan. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common stock offered by this prospectus and no other purchases or sales of our common stock by the selling stockholders. Except as described below and to our knowledge, the named selling stockholders beneficially own and has sole voting and investment power over all common stock or rights to these common stock.

Because the selling stockholders may offer all or part of the common stock currently owned, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering. The common stock currently owned offered by this reoffer prospectus may be offered from time to time by the selling stockholders named below.

	SHARES BENEFICIALLY OWNED PRIOR TO THIS OFFERING(1)		NUMBER OF SHARES BEING		SHARES BENEFICIALLY OWNED UPON COMPLETION OF THE OFFERING(1)
NAME	NUMBER	PERCENT(2)	OFFERED		NUMBER	PERCENT(2)

Xiaolong Zhou	220,000	*	220,000	(3)	0	0
Michael Segal	175,000	*	75,000	(4)	100,000	*
TOTAL SHARES OFFERED			295,000

* less than one percent

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.  “Shares Beneficially Owned After the Offering” assumes the sale of all of the common stock offered by this prospectus and no other purchases or sales of our common stock by the selling stockholders.

(2)
Applicable percentage ownership is based on 50,784,997 shares of common stock outstanding as of December 16, 2011, together with securities exercisable or convertible into shares of common stock within 60 days of December 16, 2011 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of December 16, 2011 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
On September 30, 2011, Xiaolong Zhou, Chief Financial Officer of the Company, was granted an option to purchase 220,000 shares of common stock of the Company from January 1, 2012 to December 31, 2014 at the higher of $0.64 or the closing price on December 31, 2011 under the 2011 Incentive Stock Plan.

(4)
On September 30, 2011, Michael Segal, director of the Company, was granted an option to purchase 75,000 shares of common stock of the Company from January 1, 2012 to December 31, 2014 at the higher of $0.64 or the closing price on December 31, 2011 under the 2011 Incentive Stock Plan.

PLAN OF DISTRIBUTION

Timing of Sales

Under our 2011 Incentive Stock Plan, we are authorized to issue up to 5,000,000 shares of our common stock.

Subject to the foregoing, the selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common stock covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

Manner of Sale

The common stock may be sold by means of one or more of the following methods:
a block trade in which the broker-dealer so engaged will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

1.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

2.	ordinary brokerage transactions in which the broker solicits purchasers;

3.	through options, swaps or derivatives;

4.	in transactions to cover short sales;

5.	privately negotiated transactions; or

6.	in a combination of any of the above methods.

The selling stockholders may sell their common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common stock. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of common stock at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire common stock as principal may thereafter resell the common stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless the stock have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to include, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The financial statements as of and for the year ended December 31, 2010 and 2009, incorporated by reference in this prospectus, have been audited by Goldman Kurland and Mohidin, LLP, our independent registered public accounting firm, as stated in their reports appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (“SEC”) allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

• Reference is made to the Registrant's annual report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 31, 2011, which is hereby incorporated by reference.
• Reference is made to the Registrant’s quarterly report on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 3011, as
   filed with the SEC on May 16, 2011, August 12, 2011, and November 14, 2011, respectively, which are hereby incorporated by reference.

• Reference is made to the Registrant's current reports on Form 8-K, as filed with the SEC on May 19, 2011, May 26, 2011, and September 14, 2011 which is hereby incorporated by reference.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

ASIA CARBON INDUSTRIES, INC.
_____________________________________

295,000 SHARES OF COMMON STOCK
______________________________________

PROSPECTUS
______________________________________

December 19, 2011

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•	Reference is made to the Registrant's annual report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 31, 2011, which is hereby incorporated by reference.
•
Reference is made to the Registrant’s quarterly report on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 3011, as filed with the SEC on May 16, 2011, August 12, 2011 and November 14, 2011, respectively, which are hereby incorporated by reference.

•	Reference is made to the Registrant's current reports on Form 8-K, as filed with the SEC on May 19, 2011, May 26, 2011, and September 14, 2011 which is hereby incorporated by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a corporation (unless its charter provides otherwise) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding, and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

Article Seventh of our Articles of Incorporation also allows us to indemnify our directors to the fullest extent permitted by the MGCL, along with indemnify any and all persons whom the Company has the power to indemnify under the MGCL from and against any and all of the expenses, liabilities or other matters referred to in or covered by the MGCL.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act of 1933 and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

All of the shares of common stock that may be offered pursuant to this registration statement are issuable by the selling stockholders, who are officers and directors of the Company, upon exercise of options granted to the selling stockholders pursuant to the 2011 Incentive Stock Plan. These grants were made in reliance upon Section 4(2) of the Securities Act, as it did not involve any public offering.

Item 8. Exhibits.

EXHIBIT NUMBER	EXHIBIT

4.1	Asia Carbon Industries, Inc. 2011 Incentive Stock Plan

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of Goldman Kurland and Mohidin LLP

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 19, 2011.

ASIA CARBON INDUSTRIES, INC.

By:	/s/ Guo Yun Yao
Name: Guo Yun Yao
Title: Chief Executive Officer, President, Secretary, and Chairman of the Board (Principal Executive Officer)

In accordance with the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Capacities	Date

/s/ Guo Yun Yao
Guo Yun Yao	Chief Executive Officer, President, Secretary and Chairman of the Board	December 19, 2011

/s/ Xiaolong Zhou
Xiaolong Zhou	Chief Financial Officer (Principal Financial Officer)	December 19, 2011

/s/ Chun De Meng
Chun De Meng	Director and Chief Operating Officer	December 19, 2011

/s/ Michael Segal
Michael Segal	Director	December 19, 2011

/s/ Shi Lei
Shi Lei	Director and Vice President - Finance	December 19, 2011

/s/ Wang Jianjun
Wang Jianjun	Director and Assistant Vice President - Finance	December 19, 2011